Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(21,458,300)
Unrealized Gain (Loss) on Market Value of Futures	89,549,780
Dividend Income	98,624
Interest Income	3,226
ETF Transaction Fees	8,000
Total Income (Loss)	$68,201,330

Expenses
Investment Advisory Fee	$741,988
Brokerage Commissions	161,865
Tax Reporting Fees	47,500
NYMEX License Fee	39,571
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,529
SEC & FINRA Registration Fees	5,360
Legal Fees	4,447
Total Expenses	$1,024,849
Net Gain (Loss)	$67,176,481

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/10	$1,976,667,684
Additions (1,200,000 Units)	40,118,845
Withdrawals (5,200,000 Units)	(178,270,769)
Net Gain (Loss)	67,176,481

Net Asset Value End of Period	$1,905,692,241
Net Asset Value Per Unit (53,900,000 Units)	$35.36

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502